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                                                                   Exhibit 10.30

                                                                      Lease 4-95

                         STANDARD FORM OF OFFICE LEASE
                    The Real Estate Board of New York, Inc.

AGREEMENT OF LEASE, dated as of the 4th day of April, 1995 between 521 FIFTH AVENUE ASSOCIATES, a New York limited partnership, having an office at 521 Fifth Avenue, New York, New York 10175, party of the first part, hereinafter referred to as OWNER or LANDLORD, and THE EDISON PROJECT, L.P., a New York limited partnership, having an office at 529 Fifth Avenue, New York, New York, party of the second part, hereinafter referred to as TENANT,

WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner that portion of the sixteenth (16th) floor as shown shaded on Exhibit "A", annexed hereto and made a part hereof (the "demised premises) in the building known as 521 Fifth Avenue (the "building") in the Borough of Manhattan, City of New York, for the term of TWO (2) YEARS AND THREE (3) MONTHS (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of May, nineteen hundred and ninety-five, and to end on the 31st day of July, nineteen hundred and ninety-seven, both dates inclusive, at an annual rental rate of ONE HUNDRED SIXTY-SIX THOUSAND TWO HUNDRED SEVENTY-THREE AND 80/100 ($166,273.80) DOLLARS per annum, commencing on the Commencement Date, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first __________ monthly installment(s) on the execution hereof (unless this lease be a renewal).

         In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

         The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:
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Rent Occupancy:

         1. Tenant shall pay the rent as above and as hereinafter provided.

         2. Tenant shall use and occupy demised premises for executive and administrative offices in connection with Tenant's business and consistent with a first-class office building, and for no other purpose.

Tenant Alternations:

         3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as

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Owner's property or may be removed from the premises by Owner, at Tenant's expense.  (See Article 42)

Maintenance and Repairs:

         4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant. Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning:

         5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of
Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

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Requirements of Law, Fire Insurance, Floor Loads:

         6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use of manner or use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonably attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein

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Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance. (See Article 47)

Subordination:

         7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Property-Loss, Damage, Reimbursement, Indemnity:

         8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law for any reason whatsoever including, but not limited to Owner's own acts. Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant

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or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

         9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and
(c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall

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relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary contained in subdivisions (a) through (e) hereof, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

         10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

Assignment, Mortgage, Etc.:

         11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a

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release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting. (See Article 41).

Electric Current:

         12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its uses of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain. (See Article 46)

Access to Premises:

         13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason or loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for

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any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area:

         14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

         15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representations as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:

         16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease. (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to

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the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. (See Article 55)

Default:

         17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 365 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease or if Tenant shall be in default under any other lease for space in the building, then, in any one or more of such events, upon Owner serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced during such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

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                  (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required, then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

         18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency of any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:

         19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

         20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against

Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

         21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

         22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

         23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

         24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

         25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of

Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

         26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.

Inability to Perform:

         27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices:

         28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners:

         29. As long as Tenant is not in default under any of the covenants of this lease, Owners shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises is serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually-operated elevator service. Owner at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

Captions:

         30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

         31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those other designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

Adjacent Excavation -- Shoring:

         32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

         33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security:

         34. Tenant has deposited with Owner the sum of $27,712.30 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate:

         35.      (See Article 43)

Successors and Assigns:

         36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

              SEE RIDER PAGES ANNEXED HERETO AND MADE A PART HEREOF
                           CONTAINING ARTICLES 37 - 56

         IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                             521 FIFTH AVENUE ASSOCIATES,

                                             Owner

                                             By: /s/ Larry A. Silverstein
                                                -------------------------------
                                                               General Partner

Witness for Owner:


------------------------

Witness for Tenant:                          THE EDISON PROJECT, L.P., Tenant

                                             By: /s/ Christopher Whittle
------------------------                         -------------------------------
                                                      Name: Christopher Whittle
                                                      Title: General Partner

                            FIRST AMENDMENT OF LEASE

     AGREEMENT, dated as of the 6th day of June, 1996, by and between 521 FIFTH AVENUE ASSOCIATES ("LANDLORD"), a New York limited partnership, with its principal place of business at 521 Fifth Avenue, New York, New York 10175, and THE EDISON PROJECT, L.P. ("TENANT"), a New York limited partnership, having an office at 521 Fifth Avenue, New York, New York 10175.

                               STATEMENT OF FACTS

     By Lease dated as of April 4, 1995 (the "ORIGINAL LEASE"), by and between Landlord and Tenant, Landlord leased to Tenant and Tenant hired from Landlord certain premises in the building (the "BUILDING") known as 521 Fifth Avenue, New York, New York, consisting of a portion of the sixteenth (16th) floor (the "ORIGINAL PREMISES").

     The Original Lease and any and all amendments and modifications thereof are hereinafter collectively referred to as the "LEASE". Landlord and Tenant now desire to amend the Lease upon the terms hereinafter contained.

     NOW, THEREFORE, in consideration of the Lease and the mutual covenants herein contained, Landlord and Tenant hereby agree as follows:

          1. DEFINED TERMS:

             A. Unless the context otherwise clearly indicates a contrary intent or unless specifically otherwise provided herein, each term used in this Agreement which is defined in the Lease shall be deemed to have the meaning set forth in the Lease.

          2. EXTENSION OF LEASE TERM:

             A. The term of the Lease is hereby extended for a period of five
(5) months, commencing on AUGUST 1, 1997 and expiring on DECEMBER 31, 1997 (the "EXPIRATION DATE"), or shall expire on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of the Lease as hereby amended or pursuant to law.

          3. ADDITIONAL PREMISES:

             A. For the purposes of this Agreement, the "ADDITIONAL PREMISES" shall mean that certain portion of the sixteenth (16th) floor of the Building as indicated by cross-hatch markings on the floor plan annexed hereto as EXHIBIT A and made a part hereof.

             B. Effective throughout the period (the "ADDITIONAL PREMISES TERM") commencing on JULY 1, 1996 (the "ADDITIONAL PREMISES COMMENCEMENT DATE") and ending on the Expiration Date, both dates inclusive:

                i. the Lease is hereby amended by adding the Additional
             Premises to the Demised Premises; and

                ii. Tenant shall use and occupy the Additional Premises under the same terms, covenants and conditions provided in the Lease, except as otherwise herein amended.

          4. FIXED RENT:

             A. Effective throughout the period commencing on the Additional Premises Commencement Date and ending on the Expiration Date, both dates inclusive, the fixed rent payable pursuant to the Lease shall, subject to adjustment as provided in the Lease, be increased by the annual amount of Fifty-Seven Thousand Two Hundred Sixty-Two and 45/100 ($57,262,.45) Dollars ($4,771.84 per month) (which increase shall herein be referred to as the "FIXED A/P RENT").

             B. Effective as of the Additional Premises Commencement Date and provided Tenant is not then in default under the terms, covenants and conditions of this Agreement and/or the Lease, Tenant is herewith granted a fixed rent concession solely in connection with the Fixed A/P Rent payable as set forth in Paragraph 4.A of this Agreement for the Additional Premises, solely for the two
(2) month period (the "FREE FIXED A/P RENT PERIOD") commencing on the Additional Premises Commencement Date and ending on the day next preceding the two (2) month anniversary of the Additional Premises Commencement Date; provided, however, Tenant shall nevertheless be obligated to pay to Landlord all additional rents and other charges payable under the terms of this Agreement (including electricity charges) during the Free Fixed A/P Rent Period, and provided further that Tenant shall pay to Landlord all of the fixed rent with respect to the Original Premises and all additional rents and other charges payable under the Lease during the Free Fixed A/P Rent Period. Except for the Fixed A/P Rent concession as herein provided, Tenant shall use and occupy the Demised Premises pursuant to all of the other terms, covenants and conditions of the Lease.

          5. TENANT'S PROPORTIONATE SHARE:

             A. Effective as of the Additional Premises Commencement Date and ending on the Expiration Date, Sections 39.A.4 and 40.A.2 of the Original Lease shall be amended so as to increase the "Tenant's Proportionate Share" by adding the percentage "0.73%" thereto.

          6. ELECTRIC CURRENT:

             A. Effective as of the Additional Premises Commencement Date and ending on the Expiration Date, the provisions of Article 46 of the Original Lease (which is captioned "Electric Current") shall be amended by the deletion of the number "8,052" from Paragraph 46.B.2. and the insertion of the number "10,825" in lieu thereof.

          7. LAYOUT AND FINISH:

             A. Any and all provisions of the Lease which provide for the performance by Landlord of any work in the Original Premises (such as, by way of example, the "Tenant's Initial Work" pursuant to Article 50 of the Original Lease) shall apply solely to the Original Premises and shall not apply to the Additional Premises. Accordingly, Tenant acknowledges that Landlord shall have no obligation to perform in the Additional Premises any of the Landlord's work required in connection with the Original Premises, and there shall be no contribution or allowance payable by Landlord with respect to all or any portion of the Additional Premises.

          8. AS-IS POSSESSION/TENANT'S A/P WORK:

             A. Tenant acknowledges that it has fully inspected the Additional Premises and Tenant agrees to accept possession thereof in its then "as-is" physical condition as of the Additional Premises Commencement Date. It is understood and agreed that Landlord shall not be obligated to make any improvements, alterations or repairs to the Additional Premises or incur any expense to prepare the Additional Premises for Tenant's occupancy thereof. The taking of possession of the Additional Premises by Tenant for the term herein demised shall be conclusive evidence as against Tenant that the Additional Premises and the Building were in good and satisfactory condition as of the time such possession was taken. Tenant acknowledges that Landlord and Landlord's agent have made no representations or promises in regard to the Additional Premises for the term herein demised.

             B. Tenant shall, at Tenant's sole cost and expense, and as part of Tenant's Changes (as defined in Article 42), perform all of the work (the "TENANT'S A/P WORK") in the entire Additional Premises necessary to demise the Additional Premises such that the Demised Premises and the Additional Premises shall together constitute a single, self-contained rental unit and for Tenant's occupancy thereof, subject to the provisions of this Agreement and the Lease. Tenant agrees with respect to its activities and work that it will conform to all of Landlord's labor regulations and shall not do or permit anything to be done that might create any work stoppage, picketing or other labor disruption or dispute. Tenant agrees that it will, prior to the commencement of any work in the Additional Premises, deliver to Landlord all policies of insurance required to be supplied to Landlord by Tenant pursuant to the terms of the Lease.

              C. Tenant, at Tenant's sole cost and expense, shall prepare a final plan or final set of plans (which said final plan or final set of plans, as the case may be, is hereinafter called the "A/P PLANS") which shall contain complete information (including engineering required) and dimensions necessary and sufficient for the construction and finishing of the Additional Premises. The A/P Plans shall be submitted by Tenant to Landlord for Landlord's review and approval on or before the date (the "PLANS DELIVERY DATE") of the execution and delivery of this Agreement by Tenant. Any revisions to the A/P Plans required by Landlord shall be performed by Tenant within three (3) days after demand by landlord.

              D. Tenant agrees to utilize Landlord's designated general contractor for the performance of the Tenant's A/P Work. Tenant further agrees that the Tenant's A/P Work shall be completed on or before the date which shall be sixty (60) days after the Additional Premises Commencement Date.

          9.  DELIVERY OF POSSESSION:

              If Landlord is unable to give possession of the Additional Premises to Tenant on the Additional Premises to Tenant on the Additional Premises Commencement Date because of the holding-over or retention of possession of any tenant, undertenant or occupants, or for any other reason beyond Landlord's reasonable control, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of this Agreement and the Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the Additional Premises Term or the term of the Lease, but the Additional Premises Commencement Date shall be deemed extended until the date on which Landlord shall have delivered possession thereof to Tenant (provided Tenant is not responsible for the inability to obtain possession). The provisions of this Paragraph are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

          10. SECURITY DEPOSIT:

              A. In addition to the security previously deposited with Landlord pursuant to the provisions of Article 34 of the Original Lease, concurrently with Tenant's execution of this Agreement, Tenant shall deposit with Landlord the sum of Nine Thousand Five Hundred Forty-Four and 00/100 ($9,544.00) Dollars, as additional security for the full and punctual performance by Tenant of all of the terms of the Lease (including this Agreement), by check (subject to collection).

              B. Effective as of the Additional Premises Commencement Date,
Article 34 of the Original Lease (which is captioned "Security") is hereby amended by increasing the amount of the security deposit by adding the amount of Nine Thousand Five Hundred Forty-Four and 00/100 ($9,544.00) Dollars thereto.

          11. BROKER:

              Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard consummating this Agreement. Tenant agrees to indemnify and hold Landlord harmless from any damages, costs and expenses suffered by Landlord by reason of any breach of the foregoing representation.

          12. MISCELLANEOUS:

              A. Except as expressly set forth in this Agreement, all of the terms, provisions, covenants and conditions of the Lease shall remain and continue unmodified and in full force and effect and are hereby ratified and confirmed in all respects.

              B. This Agreement shall not be changed, modified or cancelled orally. This Agreement shall be binding upon the parties hereto, their respective heirs, administrators, successors and, as permitted, assigns.

              C. This Agreement shall in all respects and in all events be governed by and construed in accordance with the laws of the State of New York (excluding, however, its conflict of laws provisions).

              D. This Agreement is being tendered to Tenant without obligation on Landlord's part and in no event shall it be deemed to be binding upon Landlord or give Tenant any rights unless and until Landlord shall have executed the same and delivered a copy to Tenant.

              IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this First Amendment of Lease as of the day and year first above written.

                                  521 FIFTH AVENUE ASSOCIATES, Landlord


                                  By: /s/ Larry A. Silverstein
                                      -------------------------------------
                                      Larry A. Silverstein, General Partner


                                  THE EDISON PROJECT, L.P.,  Tenant


                                  By: /s/ H. Christopher Whittle
                                      -------------------------------------
                                      Name: H. Christopher Whittle
                                      Title:  General Partner

                                      Tenant's Federal Employer
                                      I.D. Number: 621 488 748

                            SECOND AMENDMENT OF LEASE

         AGREEMENT, dated as of the 8th day of December, 1997, between 521 FIFTH AVENUE ASSOCIATES, a New York limited partnership, having an office at 521 Fifth Avenue, New York, New York 10175 (hereinafter called "LANDLORD"), and THE EDISON PROJECT, L.P., a New York limited partnership, having an office at 521 Fifth Avenue, New York, New York 10175 (hereinafter called "TENANT").

                              W I T N E S S E T H:

         WHEREAS:

         1. Landlord and Tenant executed that certain lease dated as of April 4, 1995 (said lease as amended by First Amendment of Lease dated as of June 6, 1996 (the "FIRST AMENDMENT") is hereinafter called the "ORIGINAL LEASE"), covering a certain portion of the sixteenth (16th) floor, as more particularly described in the Original Lease (hereinafter called the "PRESENT PREMISES") , in the building known as 521 Fifth Avenue, New York, New York (hereinafter called the "BUILDING"), for a term expiring on December 31, 1997;

         2. The Original Lease and any and all amendments and modifications thereof are hereinafter collectively referred to as the "LEASE"; and

         3. The parties now desire to amend the Lease by extending the term thereof, adding additional space to the Present Premises, and in other respects as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

         FIRST: The term of the Lease is hereby extended for a period of TEN
(10) YEARS (hereinafter called the "EXTENDED TERM") commencing on January 1, 1998 (hereinafter called the "EXTENDED TERM COMMENCEMENT DATE") and expiring on December 31, 2007 (hereinafter called the "EXTENDED TERM EXPIRATION DATE"), unless sooner terminated pursuant to any of the terms, covenants and conditions contained in the Lease or pursuant to law, upon all the terms, covenants and conditions contained in the Lease, except as expressly provided herein.

         SECOND: The Lease is hereby amended, effective from the Additional Premises Commencement Date (as defined in Article FIFTH of this Agreement), so that the Present Premises shall include that portion of the fifteenth (15th) floor of the Building as approximately shown by the diagonal markings on the rental plan annexed hereto as Exhibit "A" and made a part hereof (hereinafter called the "ADDITIONAL PREMISES"). Tenant shall use and occupy the Additional Premises from and after the Additional Premises Commencement Date under the same terms, covenants and conditions as provided in the Lease.

         THIRD:  Effective from the Extended Term Commencement Date:

                  1. The "fixed rent" as said term is defined in the Lease shall be the sum of (i) TWO HUNDRED SEVENTY THOUSAND SIX HUNDRED TWENTY-FIVE AND 00/100 ($270,625. 00) DOLLARS per annum during the period commencing on the Extended Term Commencement Date and ending on December 31, 2004, both dates inclusive, and (ii) TWO HUNDRED NINETY-TWO THOUSAND TWO HUNDRED SEVENTY-FIVE AND 00/100 ($292,275.00) DOLLARS per annum during the balance of the Extended Term.

                           The fixed rent as modified shall be paid in accordance with the terms of the Lease, in equal monthly installments in advance on the first day of each month during the Extended Term, without any set off or deduction whatsoever.

                  2. Article 6 of the lease captioned "REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOD INSURANCE" is hereby amended by deleting (i) the words "use or" set forth in the beginning of the thirteenth line thereof and
         (ii) the parenthetical "(including the use permitted under the lease)" commencing in the thirteenth line thereof.

                  3. Article 13 of the Lease captioned "ACCESS TO PREMISES" is hereby amended by (i) inserting the following parenthetical after the word "times" in the fourth line thereof: "(upon reasonable prior notice to Tenant which may be given orally)", and (ii) inserting the following text at the end of such Article: "Landlord agrees that while performing such repairs, replacements or improvements under the terms and provisions of this Article, Landlord shall use reasonable efforts to minimize interfering with Tenant's business or disrupting the same, provided the foregoing shall not increase the cost thereof to Landlord or cause Landlord to incur additional costs for labor at overtime or premium rates."

                  4. Article 20 of the Lease captioned "BUILDING ALTERATIONS AND MANAGEMENT" is hereby amended by inserting the following text after the word "known" in the seventh line thereof: "provided use of, or access to, the demised premises or the building is not materially adversely affected thereby."

                  5. Article 39 to the Lease captioned "ESCALATION FOR INCREASE IN REAL ESTATE TAXES" is hereby amended by (i) inserting the following text after the word "Landlord" in the sixteenth line thereof: "and imposed on owners of similar commercial real property as a class," and
         (ii) deleting Paragraph A.3 thereof in its entirety and inserting the following in lieu thereof:

                  "3. 'Base Tax' shall mean the average of the Taxes for the Tax Years ending June 30, 1998 and June 30, 1999 (the 'Base Tax Year')."

                  6. Article 40 of the Lease captioned "ESCALATION FOR OPERATING EXPENSES" is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  "40.     ESCALATION FOR WAGE RATES:

                           A.       For the purposes of this lease:

                                    1. The term "Escalation Year" shall mean
         each calendar year which shall include any part of the term of this lease.

                                    2. The term "R.A.B." shall mean the Realty
         Advisory Board on Labor Relations, Incorporated, or its successor.

                                    3. The term "Local 32B" shall mean Local
         32B-32J of the Building Service Employees International Union, AFL-CIO, or its successor.

                                    4. The term "Class A Office Buildings" shall
         mean office buildings in the same class or category as the building under any building operating agreement between R.A.B. and Local 32B, regardless of the designation given to such office buildings in any such agreement.

                                    5. The term "Wage Rates" with respect to any
         Escalation Year shall mean the regular average hourly wage rate required to be paid to Porters in Class A Office Buildings pursuant to any agreement between R.A.B. and Local 32B in effect during such Escalation Year, provided that if any such agreement shall require Porters to be regularly employed on days or during hours when overtime or other premium pay rates are in effect, then the term "regular average hourly wage rate" shall mean the regular average hourly wage rate for the hours in a calendar week which Porters are required to be regularly employed (whether or not actually at work in the building), e.g., if, for example, an agreement between R.A.B. and Local 32B would require the regular employment of Porters for forty (40) hours during a calendar week at a regular hourly wage rate of $4.00 for the first thirty (30) hours and at an overtime hourly average wage of $5.00 for the remaining ten (10) hours, then the regular average hourly wage rate under this subsection would be the sum arrived at by dividing the total weekly average wages of $170.00 by the total number of required hours of employment which is forty (40) and resulting in a regular average hourly wage rate of $4.25. The computation of the regular average hourly wage rate shall be on the same basis whether based on an hourly or other pay scale but predicated on the number of hours in such respective work weeks, whether paid by landlord or any independent contractor. If there is no such agreement in effect as of the date of Landlord's statement on which such regular average hourly wage rate is determinable, the computations shall be made on the basis of the regular average hourly wage rate being paid by Landlord or by the contractor performing porter or cleaning services for Landlord as of the date of such Landlord's statement and appropriate retroactive adjustments shall be made when the regular average hourly wage rate paid as of such Landlord's statement is finally determined. If length of service shall be a factor in determining any element of wages, it shall be conclusively presumed that all employees have five (5) years of service.

                                    6. The term "Porters" shall mean that
         classification of employee engaged in the general maintenance and operation of Class A Office Buildings most nearly comparable to the classification now applicable to porters in the current agreements between R.A.B. and Local 32B (which classification is presently termed "others" in said agreement).

                           B. 1. For each Escalation Year commencing during the term of this lease following December 1998, Tenant shall pay ("Tenant's Operating Payment") a sum equal to 10,825 multiplied by 100% times the number of cents (inclusive of any fractions of a cent) of any increase in Wage Rates above those in effect as of December 1998. Any such payment shall be effective as of, and retroactive to, if necessary, the date of such increase in Wage Rates.

                                    2. Landlord shall furnish to Tenant, prior
         to the commencement of each Escalation Year, a written statement setting forth Landlord's reasonable estimate of Tenant's Operating Payment for such Escalation Year. Tenant shall pay to Landlord on the first day of each month during such Escalation Year an amount equal to one-twelfth (1/12th) of Landlord's estimate of Tenant's Operating Payment for such Escalation Year. If, however, Landlord shall furnish any such estimate for an Escalation Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Paragraph B in respect of the last month of the preceding Escalation Year; (b) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such Escalation Year were greater or less than the installments of the Tenant's Operating Payment to be made for such Escalation Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against the next subsequent payments of rent under this lease; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant's Operating Payment shown on such estimate. Landlord may at any time or from time to time furnish to Tenant a revised statement of Landlord's estimate of Tenant's Operating Payment for such Escalation Year; and in such case, Tenant's Operating Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

                                    3. After the end of each Escalation Year
         Landlord shall furnish to Tenant a Landlord's statement for such Escalation Year. If the Landlord statement shall show that the sums paid by Tenant under this Section exceeded Tenant's Operating Payment paid by Tenant for such Escalation Year, Landlord shall either refund to Tenant the amount of such excess or permit Tenant to credit the amount of such excess against subsequent payments of rent; and if the Landlord's statement for such Escalation Year shall show that the sums so paid by Tenant were less than Tenant's Operating Payment paid by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within ten (10) days after demand therefor. Landlord shall use reasonable efforts to furnish a Landlord's Statement for any Escalation Year pursuant to this Paragraph 3 within three (3) months following the end of each Escalation Year, provided Tenant shall have delivered a separate written request for each such Landlord's Statement. Landlord's failure to furnish Landlord's Statement pursuant to the immediately preceding sentence shall not affect Tenant's obligations to make payments pursuant to this Article.

                                    4. The computation under this Article is
         intended to constitute a formula for an agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for its costs and expenses paid by Landlord with respect to the building.

                                    5. If the Commencement Date or the
         Expiration Date shall occur on a date other than January 1 or December 31, respectively, any additional rent under this Article for the Escalation Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Escalation Year. In the event of a termination of this lease, any additional rent under this Article shall be paid or adjusted within thirty (30) days after submission of a Landlord's Statement. In no event shall fixed rent ever be reduced by operation of this Article and the rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any additional rent shall survive the termination of this lease.

                           C. Landlord's failure to render Landlord's statements with respect to any Escalation Year shall not prejudice Landlord's right to thereafter render a Landlord's statement with respect thereto or with respect to any subsequent Escalation Year. Nothing herein contained shall restrict Landlord from issuing Landlord's statements at any time there is an increase in Wage Rates during any Escalation Year or any time thereafter."

                  7. Article 41 of the Lease captioned "AMENDING ARTICLE 11" is hereby amended by (i) deleting the following text set forth in the first two lines of Paragraphs D.1 and D.2 thereof: "Tenant may, with Landlord's prior written consent, which consent shall not be unreasonably withheld" and inserting the following text in lieu thereof: "Tenant may, without Landlord's consent, but upon not less than fifteen (15) days' prior written notice to Landlord", and (ii) deleting the words "so much, if any" set forth in the sixth line of Paragraph H thereof and inserting the phrase "an amount equal to fifty (50%) percent" (x) in lieu thereof and (y) after the word "rent" in the twenty-sixth line thereof.

                  8. Article 43 of the Lease captioned "CERTIFICATES FOR TENANT" is hereby amended by deleting said Article in its entirety and inserting the following in lieu thereof:

                           "43.     CERTIFICATES:

                           Each party hereto covenants and agrees, at any time
                  and from time to time, as requested by the other party, upon not less than ten (10) business days' prior notice to execute, acknowledge and deliver to the other a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent and other charges, if any, have been paid, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing."

                  9. Article 46 of the Lease captioned "ELECTRIC CURRENT" is hereby amended by (i) adding the following words after the word "lamps" set forth in the seventh line of Paragraph C.2 thereof: "personal computers, photocopy machines, facsimile machines,", and (ii) adding the following text as Paragraph C.9. thereof: "Landlord represents that the building is equipped with risers, feeders and wiring so as to furnish electric service (connected load) of up to six (6) watts per usable square foot for lighting and power, including the building HVAC fans on each floor of the demised premises."

                  10. Article 47 of the Lease captioned "ADDENDA TO ARTICLE 6 -- REQUIREMENTS OF LAW" is hereby amended by adding the following text at the end of such Article:

                  "If at any time during the term of this lease, Landlord expends any sums for alterations or capital improvements to the building which are required to be made pursuant to any law, ordinance or governmental regulation (or amendment of any existing or future law, ordinance or governmental regulation) first becoming effective after the date of this lease, Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share (as said term is defined in Article 39 hereof) of all of such sums, within ten (10) days after demand therefor. If, however, the cost of any such alterations or capital improvements may be amortized over a period of time pursuant to generally applied accounting principles, consistently applied, Tenant shall pay to Landlord, as additional rent, during each year in which occurs any part of the term of this lease, Tenant's Proportionate Share of the reasonable annual amortization (based upon the useful life of each such improvement in accordance with generally accepted accounting principles, consistently applied), with interest, of the cost of such alterations or improvements. For purposes of this Article, the cost of any such alterations or improvements shall be deemed to include the cost of preparing any necessary plans and the fees for filing such plans. The cost of such alterations or improvements shall be reasonably substantiated by Landlord to Tenant."

                  11. Article 52 of the Lease captioned "MISCELLANEOUS" is hereby amended by (i) deleting Paragraph I thereof in its entirety,
         (ii) deleting the words "three times" set forth in the twentieth line of Paragraph 0 thereof and inserting the words "two times" in lieu thereof, and (iii) adding the following provisions as Paragraphs X and Y thereof:

                           "X. Subject to Landlord's security requirements,
                  Tenant shall have access to the demised premises twenty-four
                  (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days per year, throughout the term of this lease.

                           Y. Notwithstanding anything to the contrary contained
                  in this lease (including Article 42), Tenant shall not be required to remove any Tenant's Changes performed by Tenant or on behalf of Tenant, except to the extent (x) any such Tenant's Changes are in the nature of safes, vaults, raised flooring, internal staircases, executive bathrooms, marble installation, and/or other installations or improvements which are atypical of a building standard office installation in a first-class office building located in Midtown Manhattan, and
                  (y) Landlord notified Tenant at the time of Owner granting consent to the performance of such Tenant's Changes that Tenant would or may be required to remove same at the end of the term of the Lease. Notwithstanding the foregoing, Tenant shall not be required to remove the Internal Staircase (as hereinafter defined) at the end of the term of this lease unless this lease is terminated prior to the Extended Term Expiration Date, in which event, at Landlord's option, exercisable on notice to Tenant, given to Tenant at any time during the term of this lease and within six (6) months following the termination of this lease, Landlord may, at Tenant's sole cost and expense remove the entire Internal Staircase (as hereinafter defined) or such portion thereof so desired by Landlord and fully repair and restore the demised premises to the condition existing prior to the installation of the Internal Staircase (collectively, the "STAIRCASE REMOVAL AND RESTORATION"), provided, however, that if Tenant terminates this lease pursuant to Article NINTH of this Second Amendment, then the cost to Tenant of the Staircase Removal and Restoration shall not exceed an amount equal to forty (40%) percent of the total cost of the Staircase Removal and Restoration. If Tenant is required to pay for all or a portion of the Staircase Removal and Restoration pursuant to the provisions of this Paragraph, Landlord may retain the security provided in Article 34 hereof for such period of time following the termination of this lease as Landlord may solely determine to insure Tenant's payment for Landlord of such removal and restoration. If any portion of the security is in the form of the Letter (as hereinafter defined), then notwithstanding the provisions of Paragraph H.3 of Article 52 of the lease (as added in Paragraph SEVENTH of this Second Amendment), the term of the last Letter shall expire no earlier than one (1) year following the Extended Term Expiration Date and Tenant's failure to comply with the provisions of the immediately preceding sentence shall be deemed a material default hereunder entitling Landlord, among other things, to draw on the existing Letter up to its full amount."

                 FOURTH: Effective from the Additional Premises Commencement
         Date:

                  1. The "demised premises", as said term is defined in the Lease, shall mean collectively the Present Premises together with the Additional Premises, except as hereinafter provided;

                  2. The "fixed rent", as said term is defined in the Lease shall be further increased such that the fixed rent payable under the Lease shall be as follows:

                           a) the sum of FIVE HUNDRED FORTY-EIGHT THOUSAND ONE
                  HUNDRED SEVENTY-FIVE AND 00/100 ($548,175.00) DOLLARS per annum for the period commencing on the Additional Premises Commencement Date and ending on December 31, 2004, both dates inclusive;

                           b) the sum of FIVE HUNDRED NINETY-TWO THOUSAND
                  TWENTY-NINE AND 00/100 ($592,029.00) DOLLARS per annum for the balance of the Extended Term; and

                           c) the fixed rent as increased shall be paid in
                  accordance with the terms of the Lease, in equal monthly installments in advance on the first day of each month during the Extended Term, without any set off or deduction whatsoever.

                  3. Paragraph A.4 of Article 39 of the Lease captioned "ESCALATION FOR INCREASE IN REAL ESTATE TAXES" is hereby amended by deleting the percentage "2.86%" set forth therein and inserting the percentage "5.81%" in lieu thereof.

                  4. Paragraph B.1 of Article 40 of the Lease captioned "ESCALATION FOR WAGE RATES" is hereby amended by deleting the figure "10,825" set forth therein and inserting the figure "21,927" in lieu thereof.

                  5. Article 41 of the Lease captioned "AMENDING ARTICLE 11" is hereby amended by (i) inserting the following parenthetical after the word "premises" in the second line of Paragraph B.1 thereof: "(or such portion thereof proposed to be sublet)", (ii) inserting the following parenthetical after the word "lease" in the second line of Paragraph
         B.1 thereof: "(or the deletion of such portion proposed to be sublet from the demised premises)", (iii) inserting the following sentence after the word "Date" in the seventh line of Paragraph B.2 thereof: "If Landlord shall elect to require Tenant to surrender a portion of the demised premises and delete said portion from the demised premises under this lease, then effective from the Termination Date, such portion of the demised premises shall be deleted from the demised premises and the fixed and additional rent pursuant to Articles 39 and 40 shall be equitably adjusted from and after the Termination Date",
         (iv) inserting the following parenthetical after the word "lease" in the ninth line of Paragraph B.2 thereof: "(or delete any portion of the demised premises)", and (v) inserting the following text after the word "premises" in the fourth line of Paragraph C. thereof: ", the entire Present Premises, or the entire Additional Premises;"

                  6. Section B.2 of Article 46 of the Lease captioned "ELECTRIC CURRENT" is hereby amended by deleting the figure "10,825" set forth therein and inserting the figure "21,927" in lieu thereof; and

                  7. The following provision shall be added as Paragraph Z of
         Article 52 of the Lease:

                  "Z. Landlord, at its expense, and on Tenant's request, shall maintain listings on the building directory of the name of Tenant and the names of its partners, associates, officers, and employees provided that the names so listed shall not take up more than Forty (40) spaces on the building's directory. Any modifications to Tenant's directory listing requested by Tenant subsequent to its initial listing shall be performed by Landlord at Tenant's expense."

                  FIFTH: Article 50 of the Original Lease and Paragraph 7 of the First Amendment shall be of no force or effect with respect to the Additional Premises and the following shall govern with respect to the Additional Premises:

                  "LAYOUT AND FINISH:

                  A. Tenant, at Tenant's expense shall prepare a final plan or final set of plans (which said final plan or final set of plans, as the case may be, is hereinafter called the "PLANS") which shall contain complete information (including engineering required) and dimensions necessary and sufficient for the construction and finishing of the Additional Premises. The Plans shall include the installation of an internal staircase (the "INTERNAL STAIRCASE") between the Present Premises and the Additional Premises. The Plans shall be submitted by Tenant to Landlord no later than February 2, 1998. Any revisions to the Plans required by Landlord shall be performed by Tenant within three (3) days after demand by Landlord.

                  In accordance with the Plans (as said Plans may be revised by Tenant as required by Landlord), Landlord, at Landlord's expense, subject to the Cap (as hereinafter defined in Paragraph I of this Article) and except as otherwise expressly specified in this Agreement, will cause its designated contractor to make and complete in and to the Additional Premises the work and installations (hereinafter called "TENANT'S INITIAL WORK") specified in the Plans. If Tenant shall not utilize the services of Landlord's designated architect in connection with the preparation of the Plans, Landlord may submit the Plans (and any revisions thereof) to Landlord's designated architect and/or engineer for review and Tenant shall pay to Landlord, upon demand as additional rent hereunder, the reasonable fees charged by said architect and/or engineer for such review. Landlord will use reasonable efforts under the circumstances (based on the nature, scope and complexity of the plans and specifications provided by Tenant) to review such plans and specifications without retaining the services of an outside architect and/or engineer; it being agreed, in any event, that any plans or specifications addressing any structural portions of the demised premises or the Building (including the Internal Staircase) or affecting the Building systems shall merit the services of an outside architect and/or engineer, provided that Landlord shall not retain the services of an outside architect or engineer if Tenant utilized Landlord's designated architect and/or engineer to prepare the Plans.

         Notwithstanding any provision of the Lease to the contrary, any requests for revisions to the Plans or other notices to be given to Tenant by Landlord pursuant to this Article may be given to Tenant's designated representative, Richard McNealus, either (i) delivered personally or (ii) sent by certified mail, return receipt requested, or overnight courier, with receipt acknowledged, to: Tuller McNealus Feld & Chu, 596 Broadway, 10th Floor, New York, New York 10012.

                  B. The term "Work Cost" as used in this Article shall mean the actual cost (including the cost of applicable insurance premiums and the cost of engineering if any) to Landlord of furnishing and installing Tenant's Initial Work. Landlord shall require its general contractor to obtain not less than three (3) bids from each major trade and Tenant's architect may designate the acceptable bid.

                  C. In all instances where Tenant is required to supply information or authorizations with regard to Tenant's Initial Work, Tenant shall supply the same within three (3) business days after written request therefor by Landlord.

                  D. Except as provided in this Article, Landlord shall not be required to spend any money or to do any work to prepare the Additional Premises for Tenant's occupancy. The specification of Tenant's Initial Work represents the limit of Landlord's responsibilities in connection with the preparation of the Additional Premises and except as so provided, Tenant shall take the Additional Premises and Present Premises "as-is", except that Landlord shall, once and only once repair any broken windows existing in the Additional Premises on the date that Landlord has substantially completed Tenant's Initial Work (excluding any windows that are broken as a result of the acts or negligence of Tenant, its employees, agents, contractors, subcontractors, servants or invitees). Any other improvements, alterations or additions shall be performed by Tenant, but subject to all of the terms, conditions and covenants of the Lease.

                  E. Landlord has made and makes no representation of the date on which it will complete Tenant's Initial Work, and Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance and the Lease shall not be affected thereby. Landlord shall be given whatever time may be necessary to complete Tenant's Initial Work and the Additional Premises commencement date (the "ADDITIONAL PREMISES COMMENCEMENT DATE") shall be the date that is three (3) days after notice is given to Tenant of the substantial completion of Tenant's Initial Work. Notwithstanding anything to the contrary contained in the Lease, the failure of Landlord to substantially complete any work in the Present Premises which is part of Tenant's Initial Work shall in no way affect or delay the Additional Premises Commencement Date. If Tenant shall dispute whether Tenant's Initial Work has been substantially completed, then, pending the resolution of such dispute, the Additional Premises Commencement Date shall nevertheless be deemed to have occurred three (3) days after Landlord's notice of substantial completion of Tenant's Initial Work and Tenant shall be obligated to pay fixed rent and additional rent as and when provided in the Lease. In no event shall the Extended Term Expiration Date be postponed beyond December 31, 2007. Landlord agrees that it will use reasonable efforts to obtain contracts for the performance of the work required to be performed by it and to arrange to have all such work commenced without delay and prosecuted without unnecessary interruption until completion.

                  F. Tenant may be permitted to enter into the Additional Premises for installation of its machinery, equipment and fixtures and performance of its work, all as permitted by and subject to the terms and conditions of the Lease prior to the Additional Premises Commencement Date at its sole risk, provided that such entry and work do not interfere in any way with Landlord's performance of the work to be done by Landlord. At any time during such period of prior entry, if Landlord notifies Tenant that Tenant's entry or work is interfering with or delaying Landlord's performance of Tenant's Initial Work, Tenant shall forthwith discontinue any further work and shall remove from the Additional Premises and shall cause its workmen or contractors to remove therefrom, any equipment, materials or installations which are the subject of Landlord's notice.

                  G. Subject to the provisions of Article 3, all work performed by Landlord, including the building air conditioning installation, if any, shall, upon installation, become Landlord's property and shall be surrendered at the expiration or sooner termination of the Extended Term, in good condition, reasonable wear and tear excepted.

                  H.1. For the purposes of this Article, Tenant's Initial Work shall be deemed to be substantially completed when all major construction is completed (or when all major construction would have been completed but for delays caused by Tenant as provided in this Paragraph H or otherwise) although minor items and/or Additional work (hereinafter defined) are not substantially completed. Such unfinished work shall include, but not be limited to, any incompleted construction or improvements which do not materially interfere with Tenant's use and occupancy of the Additional Premises. Tenant shall promptly submit to Landlord a "punch-list" of such minor unfinished work which punch-list items, after approval by Landlord, will be diligently completed. Tenant shall periodically inspect Tenant's Initial Work and make any objections thereto, if called for, without delay, so as to mitigate changes, delays and costs.

                  2. Tenant specifically acknowledges and agrees that the Work Cost will increase and there will be delay in completion of Tenant's Initial Work by reason of (i) Tenant's failure or unreasonable delay to consult with Landlord or to prepare plans or specifications and deliver same to Landlord by February 2, 1998; (ii) unreasonable delay or failure by Tenant in supplying information, approving estimates or giving authorizations; (iii) Tenant's making changes or additions in the plans or specifications or materials originally approved; (iv) interference by Tenant or Tenant's contractors with the performance of Tenant's Initial Work; (v) delay or failure of any special or additional new materials selected by Tenant; (vi) intentionally omitted (vii) any resubmissions or revisions of Tenant's Plans (without regard to any time periods granted to Tenant hereunder for making such resubmissions or revisions); or (viii) work, materials, components and other items specified by Tenant which are not building standard, and/or are not readily available to Landlord or Landlord's designated contractor, or require special manufacturing, fabrication or installation, or require additional time to obtain or install thereby delaying the date that Tenant's Initial Work would otherwise be substantially completed, including but not limited to, special wallcoverings, light fixtures, entrance doors, woodwork, glass, stairways, door hardware, floor coverings and security and communications devices. Landlord shall advise Tenant with reasonable promptness after Landlord has knowledge of any items specified by Tenant pursuant to subdivisions (v) or (viii) of this Paragraph 2 which will result in delay in the completion of Tenant's Initial Work. Landlord shall not be responsible for any of the delays set forth in this Article, and, at Landlord's option, the Additional Premises Commencement Date shall commence three (3) days after the date on which Tenant's Initial Work would have been substantially completed if not for the occurrence of any such delays. In addition, Tenant shall reimburse Landlord, as additional rent, for any and all actual out-of-pocket losses, costs and damages suffered by Landlord to the extent caused by any such delays.

         I. Notwithstanding anything contained to the contrary in the Lease (but subject to the provisions of Paragraph E of this Article), the total cost of Tenant's Initial Work which Landlord shall provide Tenant without charge performed prior to the Additional Premises Commencement Date shall be FOUR HUNDRED THIRTY-EIGHT THOUSAND FIVE HUNDRED FORTY AND 00/100 ($438,540.00) DOLLARS (the "Cap"). Tenant's Initial Work may include work to be performed in the Present Premises provided that the entire Additional Premises is completely finished in a manner that is at least consistent with the standard for the building. Tenant shall remain in occupancy of the Present Premises during the performance of Tenant's Initial Work in accordance with the provisions of the Lease. If the Work Cost shall exceed the Cap, Tenant may accept Landlord's estimate of such excess cost only by countersigning and delivering same to Landlord, together with a sum equal to twenty (20%) percent thereof, within three (3) days after Landlord's rendition of such estimate. At Landlord's option, such payment by Tenant shall be made from time to time during the performance of Tenant's Initial Work and in no event shall the balance be paid later than the completion of Tenant's Initial Work.

                  J. If Tenant shall fail to make timely payment of any sums payable to Landlord pursuant this Article, then, in addition to all other rights and remedies afforded Landlord in the event of such non-payment, Landlord may, without notice to Tenant, discontinue the performance of Tenant's Initial Work and/or additional work (or any items thereof) until such time as Tenant makes payment to Landlord of all such past due sums and provides Landlord with adequate assurance of the timely payment of all additional sums which may or shall be payable by Tenant pursuant to this Article. Any delay resulting from the discontinuance of Tenant's Initial Work pursuant to this Paragraph shall be deemed a delay caused by Tenant.

                  K. Notwithstanding the provisions of Article 42 of the Lease, the fee equal to five (5%) percent of the total cost of Tenant's Changes payable by Tenant shall not apply (and Tenant shall have no obligation to pay such fee) with respect to Tenant's Initial Work.

                  SIXTH: Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder in connection with the rental of the Additional Premises from Landlord or the extension of the term of the Lease set forth herein other than Insignia/Edward S. Gordon Co., Inc. Tenant agrees to indemnify and hold Landlord harmless from and against any damages, costs and expenses suffered by reason of any breach of the foregoing representation.

                  SEVENTH: A. In addition to the cash security in the amount of $37,256.30 (the "ORIGINAL SECURITY") previously deposited with Landlord pursuant to the Original Lease, Tenant shall deposit with Landlord, upon Tenant's execution of this Agreement, the sum of ONE HUNDRED EIGHTY-TWO THOUSAND THIRTEEN AND 00/100 ($182,013.00) DOLLARS as additional security (the "Additional Security") for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease to be held by Landlord pursuant to
Article 34 and Paragraph H of Article 52 of the Lease.

                  B. The following shall be added as Paragraphs H.3 and H.4 of
Article 52 of the Lease:

                           "3. Notwithstanding anything contained in Article 34
                  hereof or this Section 52.H to the contrary, provided Tenant is not then in default under the terms, covenants and conditions of this lease beyond the expiration of the applicable notice and cure period, Tenant named herein may in lieu of said cash security, deliver to Landlord, as security pursuant to Article 34 hereof, an irrevocable, clean, commercial letter of credit in the amount of $219,270.00 (the "LETTER"), issued by a bank which is authorized by the State of New York to conduct banking business in New York State and is a member of the New York Clearing House Association, which shall permit Landlord (a) to draw thereon up to the full amount of the credit evidenced thereby in the event of any default by Tenant in the terms, provisions, covenants or conditions of this lease or (b) to draw the full amount thereof to be held as cash security pursuant to Article 34 of this lease if for any reason the Letter is not renewed within sixty (60) days prior to its expiration date. The Letter (and each renewal thereof) shall (i) be for a term of not less than one (1) year (except that the last Letter shall be for a term expiring sixty (60) days after the Extended Term Expiration
                  Date); (ii) expressly provide for the issuing bank to notify Landlord in writing not less than sixty (60) days prior to its expiration as to its renewal or non-renewal, as the case may be, and if not so renewed each year (or later period of expiration) shall be immediately available for Landlord to draw up to the full amount of such credit (to be held as cash security pursuant to Article 34 of this lease); (iii) be fully transferable by the beneficiary thereof (and its successors and assigns) without charge; and (iv) be in form and substance approved by Landlord. Not less than forty-five (45) days prior to the expiration date of each Letter (and every renewal thereof), Tenant shall deliver to Landlord a renewal or new Letter subject to all of the conditions aforesaid, all to the intent and purposes, that a Letter in the sum of not less than $219,270.00 shall be in effect during the entire Extended Term if Landlord shall draw on all or any portion of the Letter, Tenant shall, upon demand by Landlord, provide Landlord with a new Letter, subject to all of the conditions aforesaid, in the sum of $219,270.00. Failure by Tenant to comply with the provisions of this Article shall be deemed a material default hereunder entitling Landlord to exercise any and all remedies as provided in this lease for default in the payment of fixed rent and, to draw on the existing Letter up to its full amount.

                           "4. Provided Tenant is not then in default under the
                  terms, covenants and conditions of this lease, Tenant shall have the right, upon not less than five (5) days' prior notice to Landlord, to reduce the security (or Letter) after the dates and to the amounts as follow:

       (i)      After the 12th month of the Extended Term to $197,343.00;
       (ii)     After the 24th month of the Extended Term to $175,416.00;
       (iii)    After the 36th month of the Extended Term to $153,489.00;
       (iv)     After the 48th month of the Extended Term to $131,562.00;
       (v)      After the 60th month of the Extended Term to $109,635.00;
       (vi)     After the 72nd month of the Extended Term to $87,708.00;
       (vii)    After the 84th month of the Extended Term to $65,781.00;
       (viii)   After the 96th month of the Extended Term to $43,854.00;
       (ix) After the 108th month and for the balance of the Extended Term, to $36,545.00."

                  C. If, upon Tenant's execution of this Agreement, Tenant provides Landlord with the Letter in accordance with the provisions of this Article, Landlord shall thereafter refund the Original Security to Tenant. If Tenant shall initially deliver the Additional Security in the form of cash to Landlord, Tenant shall have the right at any time thereafter provided Tenant is not then in default beyond applicable notice and cure periods, if any, under this lease, to replace the total cash security with the Letter in accordance with the provisions of this Article, whereupon, Landlord shall thereafter refund the total cash security to Tenant.

                  EIGHTH: Paragraph 4B of the First Amendment shall be of no force or effect with respect to the Extended Term. Provided Tenant is not in default under the terms, covenants and conditions of the Lease, (i) Tenant shall have the right to use and occupy the demised premises free solely of fixed rent for the period commencing on the Extended Term Commencement Date and ending on March 31, 1998 (the "FREE RENT PERIOD"), and (ii) Landlord shall waive solely that portion of the fixed rent equal to the sum of TWENTY-THREE THOUSAND ONE HUNDRED TWENTY-NINE AND 17/100 ($23,129.17) DOLLARS per month payable for the period (the "PARTIAL FREE RENT PERIOD") commencing on the Additional Premises Commencement Date and ending on the day immediately preceding the three (3) month anniversary of the Additional Premises Commencement Date, except that Tenant shall pay to Landlord all additional rent and other charges payable under the Lease during the Free Rent Period and Partial Free Rent Period, including, without limitation, charges payable pursuant to Article 46 hereof. Except for the free and partial fixed rent allowance as hereinabove provided, Tenant's use and occupancy of the demised premises during the Free Rent Period and Partial Free Rent Period shall be pursuant to all of the other terms, covenants and conditions of the Lease.

                  NINTH: A. For purposes of this Article:

                      1. "Cancellation Effective Date" shall mean December 31, 2004.

                      2. "Cancellation Period" shall mean the period commencing on the date the Cancellation Notice (defined hereinafter) is given and expiring on the Cancellation Effective Date, both dates inclusive.

                  B. 1. Notwithstanding anything contained herein to the contrary and provided that both at the time of delivery of the Cancellation Notice and on the Cancellation Effective Date, Tenant shall not be in default of any of the terms, covenants and conditions of the Lease (which condition may be waived by Landlord in its sole discretion), Tenant shall have the option (the "CANCELLATION OPTION") to cancel the unexpired term of the Lease following the Cancellation Effective Date. If Tenant shall desire to exercise the Cancellation Option, Tenant shall (i) send written notice thereof (the "CANCELLATION NOTICE") to Landlord by certified mail, return receipt requested, on or before the date which is one (1) year prior to the Cancellation Effective Date (the "C/N OUTSIDE DATE"), and (ii) pay to Landlord, on or before the C/N Outside Date, by certified check, the Cancellation Fee. For purposes of the Lease, the term "Cancellation Feel" shall mean the then unamortized portion of the aggregate cost to Landlord of (a) all amounts expended by Landlord in connection with any work to be performed by Landlord pursuant to the terms of this Agreement, Tenant's Initial Work and preparing the Additional Premises (or the entire demised premises if any work is performed by Landlord in the Present Premises) for Tenant's initial occupancy, (b) the fixed rent abated during the Free Rent Period and Partial Free Rent Period, and (c) the amount of any real estate broker's commission(s) paid by Landlord in connection with this Agreement. The amounts calculated pursuant to subdivisions (a), (b), and (c) of the preceding sentence shall be based upon the amortization thereof over the period commencing on the Extended Term Commencement Date and ending on the Extended Term Expiration Date (as if this lease had not been terminated pursuant to this Article), both dates inclusive, calculated on a straight-line basis, plus interest at the rate then payable by Landlord. In the event Tenant shall send the Cancellation Notice to Landlord as hereinabove provided and comply with all of the terms of this Article, (a) the term of this lease shall cease and expire as of the Cancellation Effective Date as if such date were expressly set forth herein as the Extended Term Expiration Date and (b) Tenant shall vacate and surrender the demised premises to Landlord on the Cancellation Effective Date in the condition provided in this lease for the surrender of the demised premises to Landlord on the Extended Term Expiration Date. The fixed rent, additional rent and other charges payable to Landlord during the Cancellation Period shall be paid by Tenant to Landlord as and when provided in the Lease. If Tenant fails to deliver the Cancellation Notice on or before the C/N Outside Date (as to which date time shall be of the essence), or if Tenant fails to pay the Cancellation

Fee in the manner set forth hereinabove, Tenant's rights and options under this Article shall be null and void and of no force or effect.

                      2. If all of the foregoing conditions set forth in this Article shall be timely fulfilled, this lease shall be deemed canceled as of the Cancellation Effective Date, and from and after said date, Tenant shall, subject to the provisions of this Paragraph B and subject to any other actual or contingent liabilities of Tenant to Landlord accrued to such date, have no further obligations to Landlord with respect to this lease. If any of the conditions set forth in this Paragraph B shall not be timely fulfilled, the Cancellation Option shall be null and void and of no further force or effect, and Tenant shall have no further right to cancel any unexpired portion of the term of the Lease.

         TENTH: A. For purposes of this Article TENTH, the term "Negotiation Space" shall mean those portions of the fifteenth (15th) and sixteenth (16th) floors of the building as approximately shown by the areas labeled "Leased" on Exhibits "A" and "B" annexed hereto. As of the date hereof, the Negotiation Space is affected by leases with Overbrook Management as to the fifteenth (15th) floor and Langelot Foundation as to the sixteenth (16th) floor for terms to expire respectively on June 30, 2001 and April 30, 2003.

                      B. Provided that (i) Tenant is not then in default under any of the terms, covenants and conditions of the Lease to be observed and performed after applicable grace periods, if any, and (ii) Tenant in writing (the "NEGOTIATION SPACE NOTICE") notifies Landlord, on or prior to the date which is five (5) days after Landlord shall have notified Tenant that the Negotiation Space is (or will become) available for occupancy, that Tenant desires to lease the Negotiation Space, then Landlord agrees that at least ten
(10) days before Landlord executes a lease or other occupancy agreement with any tenant (other than any existing tenant(s) or other occupant(s) of the Negotiation Space) for all or any portion of the Negotiation Space, Landlord will first offer to negotiate to lease such space to Tenant upon such terms, covenants and conditions as Landlord in its sole judgment may determine, by written notice (the "TERMS OFFER") given to Tenant. Tenant shall, within five
(5) days after receipt of the Terms Offer, notify Landlord as to whether Tenant accepts the Terms Offer and, if Tenant shall elect to accept the Terms Offer, Tenant shall execute and deliver to Landlord, within five (5) days after Tenant's receipt thereof, an additional space agreement ("NEGOTIATION SPACE AGREEMENT"), in form and substance satisfactory to Landlord and Landlord's counsel, wherein the Negotiation Space referred to in the Terms Offer shall be added to the demised premises upon all of the terms set forth in the Terms Offer. Nothing herein contained shall require Landlord to reach any agreement or understanding with Tenant or to execute the Negotiation Space Agreement or to require Tenant to match any prior or subsequent offer by any other proposed tenant, and Landlord shall be free, if no agreement is reached with Tenant within said five (5) day period, to lease all or any portion of the Negotiation

Space on any terms Landlord may desire, whether more favorable than that set forth in the Terms Offer or not. Any new lease with any existing occupant of the Negotiation Space, or extension or renewal of the term of any existing occupant's lease, shall not be deemed to be covered by the provisions of this Article. If Tenant (a) fails to timely deliver the Negotiation Space Notice, (b) declines the Terms Offer, (c) fails to reply to the Terms Offer within said first five (5) day period, or (d) fails to execute and deliver the Negotiation Space Agreement within said second five (5) day period, Tenant shall thereafter have no further rights with respect to the leasing of all or any portion of the Negotiation Space.

                  Notwithstanding the foregoing provision of this Article, if Landlord and Tenant for any reason are unable to arrive at an agreement for the leasing of the Negotiation Space as aforesaid, Landlord and Tenant agree that neither the validity of this lease nor Tenant's obligations hereunder shall be affected thereby and Tenant shall have no claim against Landlord by reason thereof.

                  ELEVENTH: If in connection with Tenant's Initial Work any accessible asbestos-containing materials ("ACM") is located in the Additional Premises by Landlord, Landlord shall, at Landlord's expense, remove or deal with such ACM to the extent required by law. Thereafter, provided the legal requirement therefor shall not be due to Tenant's acts, omissions, negligence or Tenant's Changes, if any legal requirement shall require that ACM in the Additional Premises be removed or dealt with in any particular manner, Landlord shall, at Landlord's expense, remove or so deal with such ACM in accordance with such legal requirement, provided that Tenant shall reasonably cooperate with Landlord to minimize the expense therefor.

                  TWELFTH: If a Submeter does not currently exist in the Additional Premises, Landlord shall, at Landlord's sole cost and expense, install a Submeter or Submeters at a location designated by Landlord. All other provisions of Article 46 of the Lease shall apply with respect to the furnishing of electric current to the Additional Premises.

                  THIRTEENTH: Unless the context otherwise clearly indicates a contrary intent or unless specifically provided herein, all capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the original Lease.

                  FOURTEENTH: This Agreement is being tendered to Tenant without obligation on Landlord's part and in no event shall be deemed to be binding upon Landlord or give Tenant any rights unless and until Landlord shall have executed and unconditionally delivered this Agreement to Tenant.

                  FIFTEENTH: This Agreement may not be changed, modified or cancelled orally. Except as hereinabove modified and amended, and as so modified and amended, the Lease is hereby ratified and confirmed in all respects and shall be binding upon the parties hereto and their respective successors and assigns.

                  SIXTEENTH: Supplementing the provisions of subdivision (e) of
Article 29 of the Lease captioned "Services Provided By Owner", the building heating ventilation and airconditioning system shall provide air circulation to
(i) the Present Premises at a rate of 11,000 cubic feet per minute and (ii) the Additional Premises at a rate of 12,500 cubic feet per minute.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hand and seals as of the day and year first above written.


                         521 FIFTH AVENUE ASSOCIATES,
                                            Landlord

                         By:  Silverstein Properties, Inc. As Agent


                         By:_______________________________________
                                Senior Executive Vice President




                         THE EDISON PROJECT, L.P., Tenant


                         By: /s/ H. Christopher Whittle
                            _______________________________________
                         Name:   H. Christopher Whittle
                         Title:  President

                            THIRD AMENDMENT OF LEASE

         THIS AGREEMENT, dated as of February 23, 2000, between 521 FIFTH AVENUE PARTNERS, LLC, a New York limited liability company, having an address at c/o RFR Holding LLC, 400 Park Avenue, 15th Floor, New York, New York 10022 ("Landlord"), and EDISON SCHOOLS, INC., a Delaware corporation, having an office at 521 Fifth Avenue, New York, New York 10175 ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, Tenant is the tenant under a lease dated April 4, 1995 between Landlord's predecessor-in-interest, 521 Fifth Avenue Associates ("521") and Tenant's predecessor-in-interest, The Edison Project, L.P. ("Edison"), as amended by (i) First Amendment of Lease dated June 6, 1996, between 521 and Edison and (ii) Second Amendment of Lease (the "Second Amendment") dated as of December 8, 1997 between 521 and Edison (as so amended, the "Lease"), for portions of the fifteenth and sixteenth floors (collectively, the "Original Premises") of the building located at 521 Fifth Avenue, New York, New York (the "Building");

         WHEREAS, Landlord and Tenant desire to amend the Lease to (i) add to the Original Premises the entire eleventh floor of the Building, (ii) extend the term of the Lease and (iii) otherwise amend the Lease, all on the terms and conditions provided in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, Landlord and Tenant agree as follows:

     1. Capitalized Terms. All capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings ascribed to them in the Lease.

     2. Additional Premises; Extension of Term. The area consisting of the entire eleventh floor of the Building (the "Additional Premises"), is hereby added to, and shall be considered a part of, the Original Premises effective upon the date of this Agreement (the "Additional Premises Commencement Date"), upon all of the terms, conditions and provisions of the Lease, except as otherwise provided in this Agreement. The Expiration Date of the Lease is hereby extended until the date that is ten years and four months after the Additional Premises Commencement Date.

     3. Condition of Premises. (a) Tenant shall accept possession of the Additional Premises in its "as is" but "broom-clean" condition on the Additional Premises Commencement Date. As a condition of the occurrence of the Commencement Date, Landlord shall deliver the Additional Premises vacant and free of occupancies. Landlord shall have no obligation to perform any work or make any installations in order to prepare the Original Premises or the Additional Premises for Tenant's occupancy. Except as provided herein, the taking of occupancy of the whole or any part of the Additional Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Additional Premises and the Building were in good and satisfactory condition at the time such occupancy was so taken and that the Additional Premises were substantially as shown on Schedule A annexed to this Agreement. Article 50 of the Lease shall be inapplicable to the Additional Premises.

         (b) If Landlord shall be unable to deliver possession of the Additional Premises on any specific date for any reason whatsoever (including the holdover of existing occupants of the Additional Premises), Landlord shall not be subject to any liability therefor and the validity of the Lease for the Additional Premises shall not be impaired thereby, but the Additional Premises Commencement Date shall be postponed until three (3) calendar days following notice from Landlord that the Additional Premises are available for occupancy by Tenant. Tenant expressly waives any right to rescind the Lease with respect to the Additional Premises under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages that may result from Landlord's failure to deliver possession of the Additional Premises on any specific date designated for the commencement of the term with respect to the Additional Premises. Tenant agrees that the provisions of this subparagraph (b) are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a.

         (c) Any Tenant's Changes to the Additional Premises shall be performed by Tenant pursuant to the applicable provisions of the Lease, including the obligation to pay Landlord a fee equal to five (5%) percent of the cost of any Tenant's Changes. Tenant acknowledges that Landlord has furnished to Tenant a current list of the approved contractors for the Building to perform Tenant's Changes. Landlord shall respond to Tenant's request for approval of Tenant's plans and specifications to Tenant's Changes to the Additional Premises within fifteen days after submission, provided that Landlords failure to respond within such fifteen day period shall not be deemed an approval by Landlord of such plans and specifications.

     4. Fixed Rent; Electricity. (a) Effective on the Additional Premises Commencement Date, the fixed rent shall be increased by the following amounts on account of the Additional Premises:

                  (i) $756,200 per annum ($63,016.67 per month) from the Additional Premises Commencement Date through the day preceding the first anniversary of the Additional Premises Commencement Date;

                  (ii) $775,105 per annum ($64,592.08 per month) from the first anniversary of the Additional Premises Commencement Date through the day preceding the second anniversary of the Additional Premises Commencement Date;

                  (iii) $794,482.62 per annum ($66,206.89 per month) from the second anniversary of the Additional Premises Commencement Date through the day preceding the third anniversary of the Additional Premises Commencement Date;

                  (iv) $874,044.68 per annum ($72,837.06 per month) from the third anniversary of the Additional Premises Commencement Date through the day preceding the fourth anniversary of the Additional Premises Commencement Date;

                  (v) $895,895.79 per annum ($74,657.98 per month) from the
fourth anniversary of the Additional Premises Commencement Date through the day preceding the fifth anniversary of the Additional Premises Commencement Date;

                  (vi) $918,293.18 per annum ($76,524.43 per month) from the fifth anniversary of the Additional Premises Commencement Date through the day preceding the sixth anniversary of the Additional Premises Commencement Date;

                  (vii) $941,250.50 per annum ($78,437.54 per month) from the sixth anniversary of the Additional Premises Commencement Date through the day preceding the seventh anniversary of the Additional Premises Commencement Date;

                  (viii) $1,004,581.70 per annum ($83,715.14 per month) from the seventh anniversary of the Additional Premises Commencement Date through the day preceding the eighth anniversary of the Additional Premises Commencement Date;

                  (ix) $1,029,696.20 per annum ($85,808.02 per month) from the eighth anniversary of the Additional Premises Commencement Date through the day preceding the ninth anniversary of the Additional Premises Commencement Date;

                  (x) $1,055,438.60 per annum ($87,953.22 per month) from the ninth anniversary of the Additional Premises Commencement Date through the day preceding the tenth anniversary of the Additional Premises Commencement Date; and

                  (xi) $1,081,824.50 per annum ($90,152.04 per month) from the tenth anniversary of the Additional Premises Commencement Date through the Expiration Date.

         On the execution of this Agreement, Tenant shall pay Landlord the sum of $63,016.67 representing the first monthly installment of fixed rent with respect to the Additional Premises. Fixed rent for a partial month shall be prorated on a per diem basis.

         (b) Landlord shall initially supply electricity to the Additional Premises pursuant to Article 46B.1 of the Lease, through one or more submeters located in the Additional Premises, except that the Overhead Charge referred to in such section shall be changed to ten (10%) percent with respect to the Additional Premises. If Tenant installs a supplemental air conditioning unit in the Additional Premises, the electricity required to operate such unit shall be measured either by the existing submeters located in the Additional Premises or by a separate meter installed by Landlord, at Tenant's expense. In addition, the figure "21,927" appearing in Section B.2 of Article 46 of the Lease shall be deleted and the figure "41,827" shall be substituted therefor.

         (c) From and after January 1, 2008 through and including the new Expiration Date, Tenant shall pay Landlord fixed rent for the original Premises in an annual amount equal to the product of (i) 21,927 and (ii) the annual fixed rent per rentable square foot then payable by Tenant for the Additional Premises under the Lease, as such fixed rent per rentable square foot shall be increased pursuant to Section 4(a) above.

         (d) Notwithstanding anything to the contrary contained in this Agreement, provided that there shall not then be existing a default under the Lease, which continues after the expiration of any applicable grace period, Tenant shall be entitled to an abatement of fixed rent for the Additional Premises only, to be applied against the second, third, fourth, fifth, thirteenth and fourteenth monthly installments of fixed rent payable for the Additional Premises.

     5. Escalations. Effective upon the Additional Premises Commencement Date,
(a) Tenant's Proportionate Share for the Additional Premises shall be 5.31% and
(b) the Base Tax for the Additional Premises (and for the Original Premises from and after January 1, 2008) shall be the average of the Taxes for the Tax Years ending June 30, 2000 and June 30, 2001. In addition, Article 40 of the Lease, as modified by the Second Amendment, shall be inapplicable to the Additional Premises and shall be deleted for any obligations accruing from and after January 1, 2008 with respect to the Original Premises.

     6. Brokers. Landlord and Tenant each represents and warrants to the other that it has not dealt with any broker in connection with this Agreement other than RFR Realty LLC and Insignia/ESG, Inc. (collectively, "Brokers"). The execution and delivery of this Agreement by Tenant shall be conclusive evidence that Tenant acknowledges that Landlord has relied upon the foregoing representation and warranty by Tenant. Landlord and Tenant shall indemnify and hold harmless the other party from and against any and all claims for commission, fee or other compensation by any person or entity (other than Brokers with respect to Tenant's indemnity to Landlord), who claims to have dealt with the indemnitor in connection with this Agreement and the leasing of the Additional Premises and for any and all costs incurred by the indemnitee in connection with such claims, including, without limitation, attorneys' fees and disbursements.

This provision shall survive the expiration or earlier termination of the Lease.

     7. Deletions. Effective on the date of this Agreement, in addition to the other provisions of the Lease which have been deleted or amended by this Agreement (or by prior amendments), Exhibit B of the original lease and Paragraphs EIGHTH and SIXTEENTH of the Second Amendment shall be inapplicable to the Additional Premises.

     8. Notices. Article 28 of the Lease is deleted in its entirety and the following is substituted therefor:

                                  "ARTICLE 28

                                BILLS AND NOTICES

         Section 28.1.

     (A) Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease ("Notice(s)") shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand or by nationally-recognized overnight courier (against a signed receipt) or if deposited in a securely fastened, postage prepaid envelope in a depository that is regularly maintained by the U.S. Postal Service, sent by registered or certified mail (return receipt requested) and in any of such cases addressed:

                  if to Tenant at the Building or at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant's vacating, deserting, abandoning or surrendering the demised premises, or if to Landlord, at Landlord's address set forth in this Lease,
         Attn: General Counsel, with a copy to each of (i) RFR Realty LLC, 400 Park Avenue, New York, New York 10022, Attn: President, (ii) Corbin Silverman & Sanseverino LLP, 805 Third Avenue, New York, New York 10022, Attention: Raymond A. Sanseverino, Esq., and (iii) any mortgagee or superior lessor who may have requested the same, by Notice given in accordance with the provisions of this Article 28 at the address designated by such mortgagee or superior lessor, or to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 28.

         (B) Notices shall be deemed to have been rendered or given (a) on the date delivered, if delivered by hand or by nationally recognized overnight courier, or (b) on the date mailed, if mailed as provided in Section 28.1(A). Notice given by counsel for either party on behalf of such party or by the managing agent on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article.

         Section 28.2. Notwithstanding the provisions of Section 28.1, Notices requesting services during overtime periods may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord to receive such Notices, and bills may be rendered by delivering them to the demised premises without the necessity of a receipt."

     9. Non-Disturbance Agreement. Landlord shall use reasonable efforts to obtain from the holders, as of the date of this Agreement, of any mortgage affecting the Building, an agreement (a "Non-Disturbance Agreement") in recordable form that provides in substance that, so long as Tenant shall not then be in default in the performance of any of its obligations under the Lease beyond any period provided for in the Lease for the cure of such default, Tenant's possession of the Premises in accordance with the Lease shall not be disturbed by such person giving the Non-Disturbance Agreement or any successor or purchaser at a foreclosure sale (as the case may be) which shall succeed to the rights of Landlord under the Lease. Tenant shall be required to pay any fee or other expense (including, without limitation, payment of any attorneys' fees) to obtain the Non-Disturbance Agreement. Such agreement shall be in such form as is customarily used by the holders of such mortgages. Reasonable efforts shall mean Landlord shall make the request for the Non-Disturbance Agreement in writing with one follow-up telephone call to the holders of such mortgages.

     10. Assignment and Subletting. Article 41 of the Lease is amended as follows:

         (i) by adding the following paragraph 3 before the last paragraph of
Section 41B:

                  "3. Landlord may sublet (in its own name or that of its designee) such portion of the demised premises (the "Recapture Space") from Tenant on the terms and conditions set forth in the proposed assignment or sublease, effective as of the day preceding the proposed assignment or sublease."

         (ii) by adding the following after the words "take an assignment thereof" in the sixth line of the last paragraph of Section 41B:

                  "or to sublet such portion of the demised premises from Tenant"

         (iii) by changing the word "either" to "any" in the first line of
Section 41C and

         (iv) by adding the following to the end of Section 41B:

         "If Landlord shall exercise its option to sublet the Recapture Space, then, notwithstanding the terms contained in the sublease or assignment, such sublease (a "Recapture Sublease") to Landlord or its designee as subtenant (the "Recapture Subtenant") or assignee shall:

         (a) be at a rate, at all times throughout the term of the Recapture Sublease, equal to (if Tenant had proposed to sublet the demised premises) the rate set forth in the sublease or assignment;

         (b) otherwise be upon the same terms and conditions as those contained in the sublease or assignment (other than, in the case of an assignment, payment of consideration therefor to Tenant) and (except as modified by the sublease or assignment) the terms and conditions contained in this Lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth herein to the contrary;

         (c) give the Recapture Subtenant the unqualified and unrestricted right, without Tenant's permission, to assign such sublease and to further sublet the Recapture Space or any part thereof and to make any and all changes, alterations, and improvements in and to the Recapture Space; and

         (d) provide that (i) the parties to such Recapture Sublease expressly negate any intention that any estate created under the Recapture Sublease be merged with any estate held by either of said parties, (ii) prior to the commencement of the term of the Recapture Sublease, Tenant, at its expense, shall make such alterations as may be required or reasonably deemed necessary by the Recapture Subtenant to physically separate the Recapture Space from the balance of the demised premises and to provide appropriate means of access thereto and to the public portions of the balance of the floor such as toilets, janitor's closets, telephone and electrical closets, fire stairs, elevator lobbies, etc., and (iii) at the expiration of the term of such Recapture Sublease, Tenant will accept the Recapture Space in its then existing condition, broom clean.

    Until the termination of a Recapture Sublease, performance by Recapture Subtenant under a Recapture Sublease shall be deemed performance by Tenant of any similar obligation under this Lease and Tenant shall not be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of Recapture Subtenant under the Recapture Sublease or is occasioned by or arises from any act or omission of any occupant under the Recapture Sublease."

    (v) Notwithstanding the provisions of Article 41 of the Lease, Landlord's agreement to act reasonably in connection with a subletting shall include a subletting of a portion of the demised premises, provided that each such portion of the demised premises comprises at least 25% of the aggregate rentable square footage of the demised premises. Any such sublease shall be subject to Landlord's right to recapture such portion of the demised premises, as set forth in Article 41 of the Lease.

    11. Late Charge: Section 52F of the Lease is deleted in its entirety and the following substituted therefor:

    "If Tenant shall fail to pay any installment of fixed rent, additional rent or any other item of rental for a period longer than five (5) days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of fixed rent, additional rent or other item of rental, as the case may be, as a late charge and as additional rent, a sum equal to three (3%) of the amount unpaid. If Tenant shall fail to pay any installment of fixed rent, additional rent or any other item of rental for a period longer than 10 days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of fixed rent, additional rent or other item of rental, as the case may be, and in addition to the late charge payable by Tenant pursuant to the preceding sentence, as a late charge and as additional rent, a sum equal to interest at the lesser of (i) three percentage points above the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its "base rate" (or such other term as may be used by Citibank, N.A. from time to time, for the rate presently referred to as its "base rate") and (ii) the maximum rate permitted by applicable law, on the amount unpaid. All late charges payable by Tenant hereunder shall be computed from the date such payment was due, without regard to any grace period set, forth in this Section 52F, to and including the date of payment."

    12. Security Deposit. Article 52 of the Lease is amended by increasing the Security Deposit by the sum of $811,368.37, either by cash or by letter of credit as described in the Lease (the "Additional Security Deposit"). If the Additional Security Deposit is in the form of cash, Landlord shall hold such Additional Security Deposit in accordance with Section 52H.1. of the Lease. On the date on which Landlord shall have received 24 monthly installments of fixed rent for the Additional Premises, the amount of the Additional Security Deposit shall be reduced by the sum of $90,152.04, unless on such date there exists a default, under the Lease which is continuing after notice and the expiration of the applicable grace period. On the date on which Landlord shall have received 36 monthly installments of fixed rent for the Additional Premises, the amount of the Additional Security Deposit shall be further reduced by the sum of $90,152.04, unless on such date there exists a default under the Lease which is continuing after notice and the expiration of the applicable grace period. on the date on which Landlord shall have received 60 monthly installments of fixed rent for the Additional Premises, the amount of the Additional Security Deposit shall be further reduced by the sum of $180,304.08, unless on such date there exists a default under the Lease which is continuing after notice and the expiration of the applicable grace period.

    13. Cancellation option. Effective on the date of this Agreement, Article NINTH of the Second Amendment is deleted in its entirety and shall be of no further force and effect.

    14. Negotiation Space. Article TENTH of the Second Amendment grants Tenant a right to lease certain additional space in the Building. Effective on the Additional Premises Commencement Date, the term "Negotiation Space" shall mean those portions of the fifteenth and sixteenth floors of the Building specified in Article TENTH and all of the fourteenth floor of the Building, which is presently affected by leases with Pakistan Airlines and Kreitzman Mortens, each for terms to expire on September 30, 2001. All of the provisions of Article TENTH, as modified by this Section 14 to include the fourteenth floor, shall continue to apply, except that Landlord agrees to notify Tenant of the availability of the Negotiation Space and Tenant may exercise its rights with respect to the Negotiation Space in accordance with the provisions of Article TENTH of the Second Amendment, prior to Landlord's negotiating a renewal or extension of the lease with an existing occupant of the Negotiation Space.

    If Tenant leases the fourteenth floor of the Building, Tenant, at its sole cost and expense, may install an internal staircase connecting the portions of the demised premises on the fourteenth and fifteenth floors of the Building, provided, at Landlord's option, exercisable on notice to Tenant, which notice may be given to Tenant at any time during the term of the Lease and within six months following the expiration or termination of the Lease, Landlord may require Tenant, at its expense, to remove the staircase and repair and restore the demised premises to the condition existing prior to the installation of the staircase (including sealing the slab) at the end of the term of the Lease (or thereafter, if Landlord's notice to Tenant is given after the term of the Lease).

    15. 529 Fifth Avenue. Tenant has advised Landlord that Tenant may wish to connect the Additional Premises with premises that Tenant leases on the eleventh floor of the building located at 529 Fifth Avenue, New York, New York ("529 Fifth Avenue"). Tenant may construct an opening in the exterior wall of the Building to make such connection pursuant to plans and specifications approved in writing by Landlord. Landlord shall cooperate, without expense to Landlord, with Tenant in connection, with such work (including endeavoring to obtain, at Tenant's expense, all necessary approvals, including those of the New York City Buildings Department and Fire Department), subject to the following conditions:

         (i) Landlord, Tenant and the owner of 529 Fifth Avenue shall enter into a separate agreement granting appropriate cross-easements to permit entry between the Building and 529 Fifth Avenue;

         (ii) Tenant, at its expense, shall be required to restore the interior and exterior of the Building to the condition existing immediately prior to the performance of such work, upon the earlier to occur of the expiration or termination date of the Lease and Tenant's lease at 529 Fifth Avenue.

         (iii) All of such work shall be performed in accordance with applicable provisions of the Lease and all applicable laws, rules and regulations;

         (iv) Tenant, at its expense, shall maintain and repair the connecting passageway between the Building and 529 Fifth Avenue;

         (v) No Building-wide systems or shared facilities shall be required between the Building and 529 Fifth Avenue in connection with such work or the occupancy of the connecting passageway; and

         (vi) Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, damage and expense (including reasonable attorneys, fees) suffered or incurred by Landlord in connection with Tenant's installation, removal, repair, maintenance or occupancy of the connecting passageway.

    Notwithstanding anything to the contrary contained above, Tenant acknowledges that the foregoing work shall require the written approval of the holders of all mortgages encumbering the Building, and may require the written approval of the holder of any mortgage encumbering 529 Fifth Avenue, and Landlord's approval of the performance of such work is conditioned upon obtaining such mortgagees' approvals. Landlord has made no representation that it shall be able to obtain such approvals and shall have no liability to Tenant if Landlord is unable to obtain such approvals nor shall it otherwise affect this Lease. All of Tenant's obligations under this Section 15 shall survive the expiration or termination of the Lease.

    16. No Oral Modification. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by Landlord and Tenant.

    17. No Offer. This Agreement is offered for signature by Tenant and it is understood that this Agreement shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Agreement to Tenant.

    18. Ratification. Except as modified by this Agreement, the provisions of the Lease are confirmed and approved and shall continue in full force and effect.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

                                    521 FIFTH AVENUE PARTNERS, LLC, a
                                    Delaware limited liability company

                                    By: 521 Fifth Avenue, LLC, a New York
                                    limited liability company, Managing Member

                                    By: 521 Fifth Avenue Corp., a Delaware
                                    corporation, Managing Member

                                    By: [Sig]
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EDISON  IN

                                    By: /s/Chris Cerf
                                        ----------------------------------------
                                        Name: Chris Cerf
                                        Title: COO

                                    Tenant's Federal Employer
                                    Identification Number: 13-3915075